PERFORMANCE SHARE AGREEMENT
UNDER THE THIRD AMENDED AND RESTATED
WESTWOOD HOLDINGS GROUP, INC. STOCK INCENTIVE PLAN

WHEREAS, WESTWOOD HOLDINGS GROUP, INC., a Delaware corporation (the “Company”), previously established the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan, as amended from time to time (the “Plan”); and
WHEREAS, this PERFORMANCE SHARE AGREEMENT (the “Agreement”), is made effective as of the [•] day of [•], 20__ (the “Date of Grant”), between the Company and [•] (the “Employee”), and sets forth the terms of the award of Performance Shares (as defined below) granted to Employee, which such award is intended to constitute a Performance-Based Award under the Plan; and
WHEREAS, the Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company to establish a qualifying performance-based vesting formula for the Performance Shares to qualify for an exemption from the limits on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and
WHEREAS, [at its meeting/by unanimous written consent] on [•], the Committee approved the material terms of the performance-based vesting for the Performance Shares; and
WHEREAS, all of the terms and provisions of the Plan are incorporated herein by reference and made a part hereof, and all capitalized terms used but not defined in this Agreement have the meanings set forth in the Plan.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.	Grant of Performance Shares.

	A.
The Company hereby grants to Employee, on the terms and conditions hereinafter set forth, [•] performance shares (the “Performance Shares”), with (i) [•] Performance Shares (the “Category 1 Shares”) subject to the vesting provisions and other terms set forth in Section 2.A. below and (ii) [•] Performance Shares (the “Category 2 Shares”) subject to the vesting provisions and other terms set forth in Section 2.B. below. Depending on the level of performance determined to be attained with respect to the applicable Performance Goal as described in Section 2.B. below, the number of Category 2 Shares that may be earned by the Employee hereunder may range from 0% to [•] of the Category 2 Shares (the “Earned Category 2 Shares”). Each Performance Share represents the right to receive one share of Stock. The Performance Shares are described in the Plan as a Performance-Based Award subject to restrictions that lapse based on the achievement of Performance Goals during specified Performance Cycles and time-based vesting requirements.

	B.
The Employee shall have right to receive an amount (a “Dividend Equivalent”) equal to dividends paid with respect to a number of shares of Stock equal to the number of Performance Shares granted hereunder; provided, however, that any such Dividend Equivalents shall be subject to the same conditions and restrictions (including vesting) applicable to the Performance Shares as set forth in the Agreement and the Dividend Equivalents shall be accrued (without interest) and paid to the Employee, in the same form as the associated dividend was paid to stockholders generally, as soon as practicable following the applicable vesting date under Section 2 below.

2.	Vesting Terms.

	A.
Vesting of Category 1 Shares. The Category 1 Shares, subject to the other terms and conditions set forth herein, shall vest subject to the satisfaction of a time-based vesting schedule and a performance-based vesting schedule. The Performance Cycle for the Category 1 Shares begins on January 1, 20__ and ends on December 31, 20__. Subject to the attainment of the Performance Goal set forth on Exhibit A hereto with respect to the Performance Cycle, the Category 1 Shares shall become earned (the “Earned Category 1 Shares”). The Earned Category 1 Shares (if any) shall vest in accordance with the following vesting schedule, provided that the Employee remains continuously employed by the Company or any of its affiliates from the Date of Grant through each vesting date:

		Vesting Date	Cumulative Vested Percentage
		First Anniversary of the Date of Grant	33%
		Second Anniversary of the Date of Grant	67%
		Third Anniversary of the Date of Grant	100%

In addition, the vesting of the Earned Category 1 Shares shall only occur following certification by the Committee of the achievement of the Performance Goal set forth on Exhibit A hereto with respect to the Performance Cycle as soon as practicable following December 31, 2016. For the avoidance of doubt, if the Committee certifies that the Performance Goal set forth on Exhibit A hereto with respect to the Performance Cycle has not been attained, no Category 1 Shares shall become Earned Category 1 Shares and all Category 1 Shares shall be forfeited to the Company without consideration. If the vesting of any Earned Category 1 Shares would yield a fractional share, such fractional share shall be rounded up to the nearest whole share.

	B.
Vesting of Category 2 Shares. The Category 2 Shares, subject to the other terms and conditions set forth herein, shall vest subject to the satisfaction of a time-based vesting schedule and a performance-based vesting schedule. The Performance Cycle for the Category 2 Shares begins on January 1, 20__ and ends on December 31, 20__. The number of Earned Category 2 Shares shall be determined according to the level of achievement with respect to the Performance Goal set forth on Exhibit A hereto for the Performance Cycle. The Earned Category 2 Shares (if any) shall vest in accordance with the following vesting schedule, provided that the Employee remains continuously employed by the Company or any of its affiliates from the Date of Grant through each vesting date:

		Vesting Date	Cumulative Vested Percentage
		First Anniversary of the Date of Grant	33%
		Second Anniversary of the Date of Grant	67%
		Third Anniversary of the Date of Grant	100%

In addition, vesting of the Earned Category 2 Shares shall only occur following certification by the Committee of the achievement of the Performance Goal set forth on Exhibit A hereto with respect to the Performance Cycle as soon as practicable following December 31, 20__. For the avoidance of doubt, if the Committee certifies that the level of achievement with respect to the Performance Goal set forth on Exhibit A hereto for the Performance Cycle is “Below Threshold,” no Category 2 Shares shall become Earned Category 2 Shares and all Category 2 Shares shall be forfeited to the Company without consideration. If the vesting of any Earned Category 2 Shares would yield a fractional share, such fractional share shall be rounded up to the nearest whole share.

	C.
Termination of Employment.

(i). Death or Disability. Upon the Employee’s termination of employment due to death or Disability, either (a) during the applicable Performance Cycle, all of the Category 1 Shares and 100% of the Category 2 Shares (i.e., a number of Category 2 Shares equal to the “Target” level of achievement with respect to the applicable Performance Goal) shall become fully vested, in each case, effective upon the date of such termination and without regard to the level of achievement with respect to the applicable Performance Goal(s) or (b) following the last day of the applicable Performance Cycle, all of the unvested Earned Category 1 Shares and unvested Earned Category 2 Shares shall become fully vested.

(ii). Without Cause; for Good Reason. Upon the Employee’s termination of employment by the Company without Cause or by the Employee for “Good Reason” (as defined below), either (a) during the applicable Performance Cycle, all Category 1 Shares and Category 2 Shares shall remain outstanding and eligible to vest following the date of termination as if the Employee’s employment had continued, contingent upon and subject to achievement of the applicable Performance Goal(s) as set forth in Section 2.A. or 2.B. above or (b) following the last day of the applicable Performance Cycle, all of the unvested Earned Category 1 Shares and unvested Earned Category 2 Shares shall become fully vested. For purposes of this Agreement, the term “Good Reason” shall have the meaning ascribed to such term in [the Plan/that certain Executive Employment Agreement dated as of [•], by and among the Company and the Employee, as amended from time to time (the “Employment Agreement”)].

(iii). Change in Control. Notwithstanding anything contained in this Agreement [or the Employment Agreement] to the contrary, upon the occurrence of a Change in Control either (a) during the applicable Performance Cycle, all of the Category 1 Shares and 100% of the Category 2 Shares (i.e., a number of Category 2 Shares equal to the “Target” level of achievement with respect to the applicable Performance Goal) shall become fully vested, in each case, effective upon the date of such Change in Control and without regard to the level of achievement with respect to the applicable Performance Goal(s) or (b) following the last day of the applicable Performance Cycle, all of the unvested Earned Category 1 Shares and unvested Earned Category 2 Shares shall become fully vested.

(iv). Other Terminations. Upon the Employee’s termination of employment for Cause by the Company or by the Employee without Good Reason at any time, any Performance Shares (including Earned Category 1 Shares and Earned Category 2 Shares as well as any accrued Dividend Equivalents) that have not vested prior to such date of termination shall be forfeited to the Company without consideration.

3.
Settlement. Payment in respect of vested Performance Shares shall be made as soon as administratively practicable, but in no event later than the 25th business day, following the applicable vesting date pursuant to Section 2 above, upon which the Company shall issue and deliver to the Employee (A) the number of shares of Stock equal to the number of vested Earned Category 1 Shares or vested Earned Category 2 Shares, as applicable, and (B) cash, shares of Stock or other property (as applicable) equal to any Dividend Equivalents accrued with respect to such vested Earned Category 1 Shares or vested Earned Category 2 Shares.

4.
Employment of Employee. As an inducement to the Company to issue the Performance Shares to Employee, and as a condition thereto, Employee acknowledges and agrees that, without limitation of his rights under any employment agreement with the Company, neither the issuance of the Performance Shares to Employee nor any provision contained herein shall entitle Employee to remain in the employment of the Company or its affiliates or affect the right of the Company to terminate Employee’s employment at any time.

5.	Restrictions on Transfer.

	A.
The Employee agrees that he shall not dispose of (meaning, without limitation, sell, transfer, pledge, exchange, hypothecate or otherwise dispose of) any Performance Shares or other rights hereby acquired prior to the date the Performance Shares are vested and settled. Any attempted disposition of the Performance Shares in violation of the preceding sentence shall be null and void and the Performance Shares that the Employee attempted to dispose of shall be forfeited.

	B.
The spouse of Employee shall execute a signature page to this Agreement as of the date hereof and agree to be bound in all respects by the terms hereof to the same extent as Employee. The spouse further agrees that should she predecease Employee or become divorced from Employee, any of the Performance Shares which such spouse may own or in which she may have an interest shall remain subject to this Agreement.

6.
Notices; Deliveries. Any notice or delivery required to be given under the terms of this Agreement shall be addressed to the Company at its principal office, and any notice or delivery to be given to Employee shall be addressed to him at the address given by him and appearing in the Company’s records or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

7.
Disputes. As a condition of the granting of the Performance Shares hereby, Employee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Company’s Board of Directors in its sole discretion and judgment, and that any such determination and any interpretation by the Board of Directors of the terms of this grant of Performance Shares shall be final and shall be binding and conclusive, for all purposes, upon the Company, Employee, his heirs and personal representatives.

8.
Interpretation. The Performance Shares granted hereby are subject to the Plan. If a conflict exists between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Notwithstanding the preceding sentence, in the event of any direct conflict between Section 2.C.(iii). of this Agreement and either the Plan or the Employment Agreement, the terms of this Agreement shall govern and prevail.

9.	Miscellaneous.

A.
Employee hereby agrees that the Company may withhold from any amount payable to the Employee an amount sufficient to cover any federal, state or local withholding taxes which may become required with respect to the vesting or settlement of the Performance Shares or take any other action it deems necessary to satisfy any income or other tax withholding requirements as a result of the vesting or settlement of the Performance Shares. The Committee, in its discretion (which such discretion, if the Employee is a “statutory insider” within the meaning of Section 16(a) of the Exchange Act, may not be delegated to management), may allow the Employee to pay his withholding tax obligation in connection with the vesting or settlement of the Performance Shares by (i) making a cash payment to the Company, (ii) having withheld a portion of the shares of Stock that would otherwise be delivered to the Employee in connection with the vesting of Performance Shares or (iii) surrendering shares of Stock owned by the Employee prior to the vesting of the Performance Shares, in each case, having an aggregate Fair Market Value equal to the amount of such withholding taxes.

B.
If any party to this Agreement so required under this Agreement fails or refuses to comply with the provisions of this Agreement, then in addition to any other remedies provided by law or this Agreement, the party affected thereby may institute and maintain a proceeding to compel the specific performance of this Agreement by the party so defaulting.

	C.	This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company.

	D.	The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas.

	E.	This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which collectively shall constitute a single instrument.

F.
If any one or more of the provisions or parts of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

G.
The Performance Shares and any other amounts paid or credited pursuant to this Agreement are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code and the regulations issued thereunder (“Section 409A”), and shall be interpreted accordingly where applicable. To the extent that the Committee determines that any Performance Shares or other amounts are not exempt from Section 409A, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A or an exemption therefrom (including amendments with retroactive effect). Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A, (A) if such payment or benefit would otherwise be payable or distributable hereunder by reason of the Employee’s termination of employment, then all references to the Employee’s termination of employment shall be construed to mean a “separation from service” within the meaning of Section 409A, and (B) if such payment or benefit would otherwise be payable or distributable hereunder upon a Change in Control, then no such payment or distribution shall be made unless such Change in Control also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of Section 409A. Notwithstanding anything to the contrary in this Agreement, to the extent that the Employee is a “specified employee” within the meaning of Section 409A, no amount that may constitute a deferral of compensation that is not otherwise exempt from Section 409A and which is payable on account of the Employee’s termination of employment shall be paid to the Employee before the date (the “Delayed Payment Date”) which is first day of the seventh month after such termination of employment or, if earlier, the date of the Employee’s death following such date of termination. All such amounts that would, but for this Section 9.G., become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date. No interest will be paid by the Company with respect to any such delayed payments. For purposes of Section 409A, each payment or amount due under this Agreement shall be considered a separate payment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has, effective as of the date and place first above written, caused this Agreement to be executed on its behalf by its authorized officer and Employee has hereunto set his hand as of the [•] day of [•] 20__.

WESTWOOD HOLDINGS GROUP, INC.

By: ____________________________________
Name: [•]

EMPLOYEE SIGNATURE PAGE
TO PERFORMANCE SHARE AGREEMENT

Employee Name:	[•]

Signature
I, the undersigned, being the spouse of the above-named Employee, hereby acknowledge that I have read and understand the foregoing Performance Share Agreement under the Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (as amended from time to time), and I agree to be bound by the terms thereof.

Spouse Name:	[•]

Signature

Exhibit A
Performance Goals
Category 1 Shares
The Category 1 Shares shall become Earned Category 1 Shares subject to the attainment of the Performance Goal set forth in the table below with respect to the Performance Cycle (which, for the avoidance of doubt, begins on January 1, 20__6 and ends on December 31, 20__):

Performance Goal
$[•] of Adjusted Pre-Tax Income (“API”)*

* For purposes of the Agreement and this Exhibit A, “adjusted pre-tax income” is determined based on the Company’s audited financial statements for the applicable Performance Cycle and equals the Company’s income before income tax increased by the expenses incurred for the year (i) for the annual cash incentive awards earned by [•], (ii) for incentive compensation for all other Company employees, (iii) for performance-based restricted stock awards to Company employees (including [•]) and (iv) mutual fund awards. In the sole discretion of the Committee, adjusted pre-tax income may exclude start up, non-recurring, mergers and acquisitions, lift outs and other similar expense items; provided, however, that any such exclusion shall comply with Treas. Reg. § 1.162-27(e)(2)(iii).
Category 2 Shares
The Category 2 Shares shall become Earned Category 2 Shares based on the level of achievement with respect to the Performance Goal set forth in the table below for the Performance Cycle (which, for the avoidance of doubt, begins on January 1, 20__ and ends on December 31, 20__):

Level	Performance Goal**	Performance Achievement (expressed as a percentage of the Target Performance Goal)	Number of Earned Category 2 Shares (expressed as a percentage of the number of Category 2 Shares granted)
“Below Threshold”	Equal to or less than $[•] of API	[•]%	0%
“Threshold”	Equal to $[•] of API	[•]%	[•]%
“Target”	Equal to $[•] of API	[•]%	[•]%
“Maximum”	Equal to or more than $[•] of API	[•]%	[•]%

** If the Company’s API is above the Below Threshold level and either (i) between Below Threshold and Threshold, (ii) between Threshold and Target or (iii) between Target and Maximum, the actual number of Earned Category 2 Shares shall be calculated using straight line interpolation between such levels.